Exhibit 23.1

May 21, 2013

CONSENT OF COUNSEL

          We hereby consent to the use in the Registration Statement on Form S-3, of our opinion dated May 21, 2013, and to the reference to our Firm in the “Legal Matters” section of the Prospectus.

MORRIS JAMES, LLP

/s/ Morris James llp

51419272

500 Delaware Avenue, Suite 1500  |  Wilmington, DE 19801-1494     T 302.888.6800     F 302.888.6989

Mailing Address     P.O. Box 2306  |  Wilmington, DE 19899-2306     www.morrisjames.com